Exhibit 99.1

Portions of the Proxy Statement for the 2005 Annual Meeting of Stockholders of GrafTech, filed by GrafTech on April 21, 2005.

CRAIG S. SHULAR    Director since 2003
Age 52

Mr. Shular became Chief Executive Officer and a director in January 2003 and has served as President since May 2002. From May 2002 through December 2002, he also served as Chief Operating Officer. From August 2001 to December 2002, he served as Executive Vice President of our former Graphite Power Systems Division. He served as Vice President and Chief Financial Officer from January 1999, with the additional duties of Executive Vice President, Electrode Sales and Marketing from February 2000. From 1976 through 1998, he held various financial, production and business management positions at Union Carbide, including the Carbon Products Division from 1976 to 1979. We are the successor to the Carbon Products Division of Union Carbide.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation received by the Chief Executive Officer at December 31, 2004 and each of our other four most highly compensated executive officers at December 31, 2004 who received total salary and bonus compensation in excess of $100,000 for services rendered in all capacities (including service as a director of GrafTech or an officer or director of one or more of our subsidiaries) during our last fiscal year. The individuals listed in the following table are sometimes called the “named executive officers.”

Summary Compensation Table(a)

		Annual Compensation			Long Term Compensation Awards
Name and Principal Positions at December 31, 2004	Year	Salary	Bonus	Other Annual Compensation(b)	Restricted Stock Awards(c)	Securities Underlying Options	All Other Compensation(d)

Craig S. Shular	2004	$500,000	--	$138,928	--	--	$70,473
Chief Executive Officer &	2003	500,000	$590,625	61,210	--	600,000	26,024
President(e)	2002	388,242	--	216,808	$215,400	--	18,996

Corrado F. De Gasperis	2004	$250,000	--	$13,982	--	--	$37,044
Vice President, Chief	2003	250,000	$250,000	17,496	--	200,000	16,048
Financial Officer & Chief	2002	235,318	--	134,212	$177,705	--	22,481
Information Officer(f)

Scott C. Mason	2004	$315,000	--	$3,822	--	--	$31,565
President, Advanced Carbon	2003	315,000	$275,000	5,823	--	275,000	15,817
Solutions Line of	2002	303,687	--	51,940	$215,400	--	27,052
Business(g)

Karen G. Narwold	2004	$250,000	--	$33,151	--	--	$39,244
Vice President, General	2003	250,000	$250,000	74,722	--	200,000	15,423
Counsel, Human Resources &	2002	235,318	--	208,162	$177,705	--	14,809
Secretary(h)

John J. Wetula	2004	$187,872	--	--	--	--	$21,456
President, Natural Graphite	2003	187,872	$75,000	$9,083	--	105,000	12,477
Line of Business(i)	2002	183,430	--	107,356	$51,696	--	11,912

(a)	Includes, for each year, compensation earned but deferred under compensation deferral or other applicable plans or statutory provisions.

(b)	Includes for 2004, 2003 and 2002 (respectively and as applicable, except as otherwise noted): for Mr. Shular, $6,625, $6,912 and $6,175, for Mr. De Gasperis, $6,625, $6,425 and $6,175, for Mr. Mason, $0, $0, and $6,175, and for Ms. Narwold, $6,740, $6,425 and $6,175, of financial planning services and related tax advice and, in certain cases, tax return preparation services; for Mr. Shular, $0, $0 and $74,424, for Mr. De Gasperis, $0, $0 and $32,525, for Mr. Mason, $0, $0 and $4,111, for Ms. Narwold, $0, $0 and $56,570, and, for Mr. Wetula, $0, $9,083 and $107,356, of imputed interest income and reimbursement for tax liabilities on non-interest bearing loans made under various programs that were closed in 2002, and, for 2003 and 2002, loan forgiveness and reimbursement for tax liabilities thereon; for Mr. Shular, $0, $0 and $41,186, for Ms. Narwold, $0, $0 and $20,541, of reimbursement for miscellaneous expenses and, if applicable, reimbursement for tax liabilities thereon; for Mr. Shular, $132,303, $54,299 and $24,257, for Mr. De Gasperis, $7,357, $11,071 and $45,512, for Mr. Mason, $3,822, $5,823 and $41,654, and for Ms. Narwold, $26,411, $68,297 and $124,876, of reimbursement for relocation expenses and, if applicable, reimbursement for tax liabilities thereon; and, for 2002, for

Mr. Shular, $70,766, for allowances for international service; and, for 2002, for Mr. De Gasperis, a one-time special recognition award of $50,000.

(c)	For 2002, based on $10.77, the closing price of the common stock on the NYSE on February 28, 2002, the day prior to the date of grant. At December 31, 2004, based on $9.46, the closing price of the common stock on the NYSE on such date, the number and value of shares held was: for Mr. Shular, 14,310 shares at $135,373, for Mr. De Gasperis, 10,824 shares at $102,395, for Mr. Mason, 13,210 shares at $124,967, for Ms. Narwold, 10,824 shares at $102,395, and, for Mr. Wetula, no shares because he sold all of such shares prior to December 31, 2004. Any dividend payable on the common stock shall be payable on all unvested shares of restricted stock upon vesting.

(d)	Includes for 2004, 2003 and 2002 (respectively and as applicable, except as otherwise noted): for Mr. Shular, $0, $0 and $10,996, for Mr. De Gasperis, $0, $0 and $4,977, for Mr. Mason, $0, $0 and $11,163, for Ms. Narwold, $0, $0 and $6,809, and, for Mr. Wetula, $0, $0 and $5,093, for annual life insurance premiums paid under a split dollar life program that was closed in 2003; for Mr. Shular, $8,200, $8,000 and $8,000, for Mr. De Gasperis, $8,200, $8,000 and $10,214, for Mr. Mason, $8,200, $5,900 and $8,011, for Ms. Narwold, $8,108, $8,000 and $8,000, and for Mr. Wetula, $8,195, $7,439 and $6,819, for employer contributions to the Savings Plan; for Mr. Shular, $7,575, $1,875 and $0, for Mr. De Gasperis, $10,552, $7,825 and $7,290, for Mr. Mason, $8,053, $7,825 and $7,878, for Ms. Narwold, $11,178, $7,200 and $0, for Mr. Wetula, $10,401, $4,870 and $0, for employer contributions to a defined contribution retirement plan; for 2003, $53,048, for Mr. Shular, $399, for Mr. De Gasperis, $223, for Mr. Mason, $280, for Ms. Narwold, $223, and, for Mr. Wetula, $168, of excess cash value received upon the termination of the split dollar life program; for 2004 and 2003, for Mr. Shular, $16,667 and $7,000, for Mr. De Gasperis, $6,667 and $0, for Ms. Narwold, $8,333 and $0, and, for Mr. Wetula, $2,315 and $0 for employer contributions to our nonqualified savings plan; and, for 2004 and 2003, for Mr. Shular, $38,031 and $8,750, for Mr. De Gasperis, $11,625 and $0, for Mr. Mason, $15,313 and $1,812, for Ms. Narwold, $11,625 and $0, and, for Mr. Wetula, $545 and $0, for employer contributions to our nonqualified defined contribution retirement plan.

(e)	Mr. Shular joined us as Vice President & Chief Financial Officer in January 1999, became Executive Vice President, Electrode Sales and Marketing, and Chief Financial Officer in February 2000, became Executive Vice President, Graphite Power Systems Division, in August 2001, became President and Chief Operating Officer in May 2002 and became Chief Executive Officer & President in January 2003.

(f)	Mr. De Gasperis joined us as Controller in July 1998, became Vice President & Chief Information Officer in February 2000 and became Vice President, Chief Financial Officer & Chief Information Officer in August 2001.

(g)	Mr. Mason joined us as Director of Mergers and Acquisitions of GrafTech and Chief Financial Officer of our subsidiary, Advanced Energy Technology Inc., in April 2000, became Executive Vice President, Advanced Energy Technology Division, in August 2001, became President, Synthetic Graphite Line of Business, in January 2003 and became President, Advanced Carbon Solutions Line of Business in April 2005.

(h)	Ms. Narwold joined us as Regulatory and Commercial Counsel in July 1990, became Assistant General Counsel in May 1995, became Deputy General Counsel in January 1999, became Vice President, General Counsel & Secretary in September 1999 and became Vice President, General Counsel, Human Resources & Secretary in August 2001.

(i)	Mr. Wetula joined us in 1982, became General Manager of our GRAFOIL® product line in October 1996, became Director of Export Sales in July 1998, became President of our subsidiary, Advanced Energy Technology Inc., in July 1999 and became President, Natural Graphite Line of Business, in January 2003.

Option Grants, Exercises and Values

In July 2003, we adopted a long-term incentive program that provided for the grant of stock options under our stock-based incentive plans described beginning on page 21. Under this program, we granted options to certain officers, managers and others to purchase an aggregate of 3,021,500 shares of our common stock at an exercise price equal to the fair market value (as defined under the plans) on the date of grant, which was July 31, 2003. The number of shares covered by the options granted to each recipient approximated the aggregate number that would otherwise have been granted annually to such recipient over the three-year period from 2003 through 2005. These options vest in five years from the date of grant and expire five months thereafter. The vesting period may be accelerated if certain cash flow from operations targets are met. As of March 1, 2005, one-third of these options were vested. Vested options do not become exercisable until March 2006.

The following table sets forth certain information relating to the exercise of options by the named executive officers during 2004 and the value of options held by the named executive officers at December 31, 2004.

Aggregated Option Exercises in 2004
and Option Values at December 31, 2004

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004 (Exercisable/Unexercisable*)	Value of Unexercised In-The-Money Options at December 31, 2004 (Exercisable/Unexercisable*)

Craig S. Shular	--	--	337,000/630,000	$142,820/$1,740,000
Corrado F. De Gasperis	--	--	213,500/230,000	$88,925/$580,000
Scott C. Mason	--	--	217,000/375,000	$124,870/$797,500
Karen G. Narwold	--	--	176,579/227,667	$83,198/$580,000
John J. Wetula	--	--	146,300/126,000	$70,091/$304,500

*  The unexercisable options include the options granted in 2003 under the long term incentive program.

The value of the unexercised in-the-money-options is based on $9.46, the closing price of the common stock on the NYSE on December 31, 2004 and the exercise price per share of each of these options which is equal to the fair market value (as defined under the plan) on the date of grant. These options will vest on various dates through July 31, 2008 and expire between February 8, 2006 and September 25, 2011.

Stock-Based Incentive Plans

We maintain several plans which provide for the grant of awards or rights to employees that are valued or measured in whole or in part in reference to, or are otherwise based on, our common stock, including options, restricted stock, phantom stock, stock units and performance shares. Non-employee directors are eligible to receive awards under one of the plans. The plans have been and, subject to limitations imposed by the listing standards of the NYSE, may be amended from time to time without stockholder approval (except in the case of one plan, certain amendments of which would require shareholder approval, under which 373,000 shares of our common stock remain available for issuance, all of which are subject to outstanding options). The number of shares of our common stock still reserved under plans in which named executive officers and non-employee directors are eligible to participate was 6,253,239 as of December 31, 2004, of which 5,744,927 were subject to then outstanding options. Any shares subject to, and the exercise or measurement prices of, awards are subject to adjustment for stock dividends, stock splits and certain business combinations and other events.

Employees have been and may be granted vested or unvested awards at the discretion of GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee. Unvested awards granted to management employees have vested or may vest on satisfaction of such employment or performance conditions as may be imposed by GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee at the time of grant. GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee has the right to accelerate the vesting of any or all unvested awards at any time. The exercise price per share of options is determined by GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee at the time of grant and may not be less than the fair market value of a share of our common stock. The definition of fair market value under those plans means the closing sale price of a share of our common stock on the last trading day preceding the date of grant or, after February 17, 2004, the closing sale price of a share of our common stock on the date of grant. The exercise price of options may, under certain circumstances, be paid with the proceeds from the sale of shares to be issued upon exercise of such options. A third-party broker assists in the administration of the plans. All options which have been granted, and substantially all options which may be granted, under the plans are nonqualified stock options. Options awarded to employees expire on, among other dates, the date fixed by GrafTech’s Board of Directors, or the Organization, Compensation and Pension Committee at the time the options are granted, but must expire within ten years after the date of grant (except in the case of one plan which provides that options must expire within 12 years of the date of grant). Subject to the limitations with respect to the term and exercise price of the options described above, GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee has the authority to establish the terms and conditions of all awards at the time such awards are granted, including, without limitation, the terms and conditions relating to settlement in cash or shares of our common stock or a combination thereof, performance measures, registration with the SEC, withholding of taxes, transferability, forfeiture and clawback, anti-dilution and other adjustments to reflect dividends and distributions, and exercise. The plans do not expressly permit the repricing or reloading of options. As such, the Board would seek shareholder approval prior to any decision to reprice or reload options. GrafTech has never repriced stock options. Notwithstanding the terms of the plans under the Board and Committee charters, only the Organization, Compensation and Pension Committee may grant awards, or take action with respect to the awards granted, to the Chief Executive Officer and the other named executive officers.

All unvested awards become vested upon the occurrence of a change of control. In addition, we have the right to cancel substantially all outstanding options in the event of a change of control, in which event we are required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares. A change of control occurs on:

o	the date on which any person or group becomes the beneficial owner of 15% or more of the then issued and outstanding common stock or voting securities of GrafTech;

o	the date on which any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to 15% or more of the then issued and outstanding common stock or voting securities of GrafTech;

o	the date, at the end of any two-year period, on which individuals, who at the beginning of such period were directors of GrafTech, or individuals nominated or elected by a vote of two-thirds of such directors or directors previously so elected or nominated, cease to constitute a majority of GrafTech’s Board of Directors;

o	the date on which stockholders of GrafTech approve a complete liquidation or dissolution of GrafTech; or

o	the date on which GrafTech consummates certain reorganizations, mergers, asset sales or similar transactions.

The following table sets forth certain information relating to the shares of common stock that may be issued under our stock-based incentive plans at March 28, 2005.

Equity Compensation Plan Information

	A	B	C
Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans (excluding securities reflected in column A)

Equity compensation plans
approved by stockholders(1)	5,769,927	$13.00	483,312

Equity compensation plans not approved by stockholders(2)	5,073,594	$13.41	830,604

Total(3)	10,843,521	$13.19	1,313,916 (4)

(1)	Includes the Management Stock Incentive Plan (Original Version), the 1995 Equity Incentive Plan and a portion of the reserved shares under the Management Stock Incentive Plan (Senior Version). For a description of the material terms of these plans, see “Stock-Based Incentive Plans” on page 21.

(2)	Includes the Management Stock Incentive Plan (Mid-Management Version) and the 1996 Mid-Management Equity Incentive Plan. For a description of the material terms of these plans, see “Stock-Based Incentive Plans” on page 21.

(3)	The weighted average term to expiration is approximately 4.2 years.

(4)	Of these shares, 483,312 shares are available for awards to non-employee directors and officers within the meaning of the rules of the NYSE.

If Proposal Two is approved, the plans described above will be frozen and no future awards under these plans will be made.

Retirement and Benefit Plans

We made a number of changes to our retirement and benefit plans, effective in 2001 and 2003. First, our qualified defined benefit retirement plan was frozen. This means that no additional benefits are accruing under the plan, although benefits previously accrued under the plan will still be payable from the plan when due. In addition, our nonqualified defined benefit retirement plans, which were designed to provide benefits that could not be paid under the qualified defined benefit retirement plan, were also frozen. This means that, for all but a few retirees whose benefits were already being paid under the plans, amounts equal to the lump sum actuarial values of the benefits allocable to the participants in the plans were added to the respective participants’ accounts in our compensation deferral plan. These amounts are unfunded, and these amounts, together with any compensation deferred and other allocations made under our compensation deferral plan, will be paid in accordance with the terms of that plan. The following table sets forth the lump sum amounts that were added to the accounts in the compensation deferral plan for each of the named executive officers.

Name	Lump Sum Benefit Value Transferred to Compensation Deferral Plan

Craig S. Shular	$2,993,141
Corrado F. De Gasperis	45,610
Scott C. Mason	577,718
Karen G. Narwold	151,243
John J. Wetula	76,784

Finally, our third country national plan was terminated, and benefits under the plan were allocated to our compensation deferral plan or our Swiss termination indemnity plan. None of the named executive officers had a benefit under our third country national plan. In lieu of our defined benefit retirement plans, we adopted defined contribution retirement plans consisting of qualified defined contribution retirement plan employer contributions under the Savings Plan and nonqualified defined contribution retirement plan employer allocations under our compensation deferral plan.

Retirement Program. Prior to February 25, 1991, substantially all of our domestic employees participated in the Union Carbide Retirement Program. Effective February 25, 1991, we adopted the UCAR Carbon Retirement Program, which was similar to the Union Carbide Retirement Program at that time and consisted of a qualified defined benefit retirement plan and several nonqualified defined benefit retirement plans. Retirement and death benefits related to employee service through February 25, 1991 are covered by the Union Carbide Retirement Program. Benefits paid by the Union Carbide Retirement Program are based on final average pay through February 25, 1991 plus salary increases (not to exceed 6% per year) through January 26, 1995. All of our employees who retired prior to February 25, 1991 are covered under the Union Carbide Retirement Program. Subject to certain limitations, all service and earnings recognized under the Union Carbide Retirement Program prior to February 25, 1991 are recognized under the UCAR Carbon Retirement Program. The cost of the UCAR Carbon Retirement Program is borne entirely by us. The cost of the Union Carbide Retirement Program is borne entirely by Union Carbide Corporation and its successors.

Prior to January 1, 2002, the UCAR Carbon Retirement Program covered substantially all of our employees in the U.S. and certain U.S. nationals employed by our foreign subsidiaries. Effective as of December 31, 2001, all employees, other than union employees and certain eligible employees (called “Grandfathered Participants”) who elected to remain in our qualified defined benefit retirement plan, had their benefit accruals frozen and, effective January 1, 2002, ceased accruing benefits under our qualified defined benefit retirement plan included within the UCAR Carbon Retirement Program. With respect to the named executive officers, Messrs. Shular and Wetula and Ms. Narwold were eligible to elect, and did elect, to remain in our qualified defined benefit retirement plan. However, the Grandfathered Participants ceased accruing benefits and had their benefit accruals frozen under our qualified defined benefit retirement plan as of March 31, 2003, or in the case of certain union participants, as of April 30, 2003, July 31, 2003 or July 31, 2004. The applicable date when a participant’s benefit accruals were frozen is called the “Benefit Freeze Date.”

Under federal income tax laws, the amount of benefits that can be paid from a qualified defined benefit retirement plan is limited. The UCAR Carbon Retirement Program included nonqualified defined benefit retirement plans for payment of those benefits that could not be paid from our qualified defined benefit retirement plan. Except with respect to years of service as described below for Messrs. Shular and Mason, the practical effect of these nonqualified plans, together with our qualified plan, was to calculate retirement benefits to all employees, including those who are officers, on a uniform basis. As described above, for all but a few people whose benefits were already in pay status, all benefits under our nonqualified defined benefit retirement plans were frozen in 2003, the lump sum actuarial values of such benefits were added to participants’ accounts under our compensation deferral plan and the accrual of additional benefits under our nonqualified defined benefit plans ceased. We have agreed that, for the purpose of calculating Messrs. Shular’s and Mason’s benefits under the UCAR Carbon Retirement Program, Messrs. Shular and Mason will receive credit for 22.5 years and 18.5 years, respectively, of prior service, all of which was with Union Carbide, offset by the amount of benefits receivable under the Union Carbide Retirement Program.

Under the UCAR Carbon Retirement Program, the monthly amount of an employee’s retirement benefit upon retirement at age 65 is a percentage of average monthly compensation received during the 36-month period preceding the Benefit Freeze Date, or the highest average monthly compensation received during any three calendar years in the ten calendar years preceding the Benefit Freeze Date if it would result in a higher amount, multiplied by the number of years of service credit prior to the Benefit Freeze Date, less up to 50.0% of projected primary Social Security benefits and less any public or other GrafTech provided pension (except any military pension or any non-primary benefit under the Social Security Act). An employee who is (1) age 62 or over with ten or more years of service credit or (2) whose age and service credit add up to 85 may voluntarily retire earlier than age 65 with a retirement benefit unreduced because of early retirement, based on years of service credit at the date of retirement. The compensation covered by the UCAR Carbon Retirement Program includes salary and certain variable compensation, including group profit sharing in an amount up to 8.0% through 1999 and 12.0% thereafter until the Benefit Freeze Date of the employee’s base salary.

The following table sets forth the estimated annual benefits payable, based on the indicated credited years of service and the indicated average annual compensation used in calculating benefits, assuming a normal retirement at age 65, under the Union Carbide Retirement Program and the qualified defined benefit retirement plan under the UCAR Carbon Retirement Program on a combined basis. The benefits payable reflected in the following table are calculated on a straight life annuity basis and are subject to an offset for Social Security benefits. As a result of changes to our qualified and non-qualified retirement plans, benefits payable as indicated in the following table will be payable only based on annual compensation and credited years of service through the applicable Benefits Freeze Date, regardless of when the date of retirement occurs and subject to the limitation mentioned above on the amount of benefits that can be paid from a qualified defined benefit retirement plan under federal income tax laws.

Retirement Plan Table

	Years of Service
Average Annual Compensation	15	20	25

$100,000	$22,500	$30,000	$37,500
150,000	33,570	45,000	56,520
250,000	56,520	75,000	93,750
500,000	112,500	150,000	187,500

The following table sets forth, as of the applicable Benefit Freeze Date, the number of years of service credited to the named executive officer under the UCAR Carbon Retirement Program, including the number of such years credited for service with Union Carbide as described above.

Name	Total Number of Years of Service Credited Under UCAR Carbon Retirement Program

Craig S. Shular	26
Corrado F. De Gasperis	4
Scott C. Mason	21
Karen G. Narwold	12
John J. Wetula	21

Savings Plan. We maintain the UCAR Carbon Savings Plan, which is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986. All of our regular, full-time U.S. employees are eligible to participate in the Savings Plan.

Assets in the Savings Plan are held in four types of accounts: an after-tax account to which participants may make contributions on an after-tax basis; a before-tax account to which participants may make contributions on a pretax basis; a company contribution account to which matching contributions are allocated; and an employer contribution account to which certain additional company contributions are allocated. The maximum employee contribution (pretax and after-tax combined) for any year for any participant is 50.0% of such participant’s compensation (subject to statutory limits).

We make a matching contribution, in the form of shares of our common stock, for each participant who elects to contribute to the Savings Plan. The matching contribution is 100.0% of the first 3.0% of compensation and 50.0% of the next 2.0% of compensation that a participant contributes.

In addition to matching contributions, we make a qualified defined contribution retirement plan employer contribution each year equal to 2.5% of the participant’s compensation up to the social security taxable wage base for the year, plus 5.0% of compensation above the social security wage base (not to exceed the amount of compensation set by statutory limits). A participant becomes fully vested in these qualified defined contribution retirement plan employer contributions once he or she has completed five years of service.

Contributions to the Savings Plan are invested, as the employee directs, in various funds offered under the Savings Plan from time to time, including a fund that invests entirely in our common stock. Amounts invested in our common stock fund, including any matching contributions, may be switched into another investment option at any time. The account balances of participants reflect both their contributions and our contributions as well as the investment performance of the investments in which those amounts are invested. Distributions of account balances from the Savings Plan are generally made upon retirement or other termination of employment, unless deferred by the participant.

Compensation Deferral Plan. We maintain a compensation deferral plan for the benefit of eligible management employees who participate in our variable compensation programs or employees whose benefits under the Savings Plan are limited by the benefit restrictions of Section 415 of the Internal Revenue Code. The plan is effective for compensation that would otherwise be payable on or after January 1, 2000.

Participants are able to defer up to 85.0% of their variable compensation and up to 50.0% of their base salary. Effective March 31, 2003, in each calendar quarter, participants are credited with a matching allocation equal to 100.0% of the first 3.0% and 50.0% of the next 2.0% of the participant’s deferrals of their compensation under the plan to the extent that it exceeds the amount of compensation that may be considered under the UCAR Carbon Savings Plan (in 2004, such amount was $205,000). In addition, participants are credited with nonqualified defined contribution retirement plan employer allocations equal to 5.0% of their compensation in excess of the amount that may be considered under the UCAR Carbon Savings Plan. Participants are immediately vested in the matching allocation and the unfunded lump sum actuarial values described above, but are not vested in the nonqualified defined contribution retirement plan employer allocations until they have completed five years of service.

Deferrals, additions, contributions and allocations to our compensation deferral plan are credited with a rate of return based on various funds, including a fund that tracks the value of our common stock, as the employee directs from time to time. An employee may prospectively change the funds for crediting rates of return at any time. The account balances of participants reflect both their deferrals and our additions, allocations and contributions as well as the rate of return on the funds selected by the participants for those amounts. Distributions of account balances from the plan generally will be made upon retirement or other termination of employment or upon a change in control, unless further deferred by the participant. For purposes of the plan, a change in control is defined in accordance with requirements of the American Jobs Creation Act of 2004.

Benefit Security. Retirement and other benefits are paid out of our general assets, except for payments out of the trusts for our qualified retirement plan and the UCAR Carbon Savings Plan and except for payments out of grantor trusts or funded by the purchase of annuities.

We maintain a grantor trust to assist in providing for payments under our compensation deferral plan and the severance agreements described under “Agreements.” We periodically contribute to the trust cash and shares of our common stock (valued at fair market value at the time of contribution) in an amount equal to all amounts deferred by or contributed or allocated to participants under our compensation deferral plan (excluding lump sum actuarial values added to participants’ accounts in connection with the freeze of our nonqualified defined benefit retirement plans described above). We have also separately contributed 426,400 shares of our common stock to the trust. The trust contains a benefits protection account (to which $250,000 in cash has been contributed) which makes funds available to an administrative committee for the trust to assist participants and their beneficiaries in enforcing their claims with respect to payments under the plans covered by the trust upon a change of control.

We may from time to time contribute assets to or, with the approval of a majority of GrafTech’s Board of Directors, withdraw assets from the trust (other than from the benefits protection account, to which the $250,000 has been contributed), except that no withdrawal can be made after a change of control until all payments under the plans covered by the trust are made. GrafTech’s Board of Directors may amend or terminate the trust at any time prior to a change of control. Upon a change of control, the trust becomes irrevocable, GrafTech is required to make contributions to the trust sufficient to make payments under the plans covered by the trust and the administrative committee is required to use the amounts held in the trust for such purposes. Upon a change of control, no amendment of the trusts may be adopted without the written consent of a majority of the participants and the beneficiaries who are entitled to benefits thereunder. Consistent with the requirements of applicable law, the assets of the trust are subject to the claims of creditors of GrafTech in the event of GrafTech’s insolvency or bankruptcy. For purposes of the trust, a change of control has the same definition as that described with respect to our stock-based incentive plans.

Agreements.     GrafTech’s Board of Directors has approved change of control severance compensation agreements for the named executive officers and other members of senior management. In the case of the named executive officers, the agreements provide for severance compensation equal to 2.99 times the officer’s base salary and, with respect to U.S. employees, extended insurance coverage and reimbursement for certain excise tax liabilities (and income tax liabilities on this reimbursement). The officers are entitled to the compensation if they are terminated (other than for cause) or resign for good reason within three years after a change of control. A change of control has the same meaning under the agreements as it has under the stock incentive plans described above.

Compensation Committee Interlocks and Insider Participation

Neither John R. Hall, R. Eugene Cartledge nor Mary B. Cranston, the members of the Organization, Compensation and Pension Committee during 2004, served as an officer or employee of GrafTech or any of its subsidiaries at any time during or prior to 2004. During 2004, no executive officer of GrafTech served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director or member of the Organization, Compensation and Pension Committee.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, at March 28, 2005, the number and percentage of issued and outstanding shares of our common stock owned, both actually and beneficially as determined pursuant to the rules promulgated by the SEC, by:

o	each stockholder known by us to own more than 5% of the issued and outstanding shares of our common stock;

o	each director;

o	each of the named executive officers; and

o	all of the directors and executive officers as a group.

The number of shares of our common stock issued and outstanding as of March 28, 2005 was 98,105,912 shares. There are approximately 13,570,560 shares of Common Stock that could become outstanding upon conversion of our Convertible Debentures.

Beneficial Owner	Number of Shares Actually Owned(a)	Percentage of Outstanding Shares (Actual Ownership)	Total Number of Shares Beneficially Owned, Including Shares Actually Owned(b)	Percentage of Outstanding Shares (Beneficial Ownership, Including Shares Actually Owned)

Wellington Management Company, LLP(c) 75 State St Boston, MA 02109	13,575,384	13.8%	13,575,384	13.8%
Pioneer Investment Management, Inc.(c) 60 State Street Boston, MA 02109	912,394	*	8,455,816(d)	8.62%
Strong Capital Management, Inc.(c) 100 Heritage Reserve Menomonee Falls, WI 53051	5,721,911	5.83%	5,721,911	5.83%
Reed Conner & Birdwell, LLC(c) 11111 Santa Monica Boulevard, Suite 1700 Los Angeles, CA 90025	5,593,455	5.70%	5,593,455	5.70%
Craig S. Shular	81,441	*	448,441	*
Corrado F. De Gasperis(e)	93,172	*	336,672	*
Scott C. Mason	31,688	*	248,688	*
Karen G. Narwold	18,917	*	216,496	*
John J. Wetula	2,435	*	169,735	*
R. Eugene Cartledge	48,121	*	97,951	*
Mary B. Cranston(f)	14,127	*	63,658	*
John R. Hall	24,511	*	72,161	*
Harold E. Layman	10,000	*	28,635	*
Ferrell P. McClean(g)	21,785	*	48,406	*
Michael C. Nahl	16,200	*	68,230	*
Frank A. Riddick, III	5,000	*	10,921	*
Directors and executive officers as a group (12 persons)	367,397	*	1,809,994	1.84%

*	Represents holdings of less than 1%.

(a)	Under the Savings Plan and our compensation deferral plan, contributions and allocations to employee accounts are invested in various funds, in the discretion of the employees, including a fund that invests entirely in our common stock. Each unit in our common stock fund approximates one share of our common stock. The preceding table includes, for each executive officer, the following number of units held in such fund as follows: Mr. Shular, 62,131 units; for Mr. De Gasperis, 70,298 units; for Mr. Mason, 14,935 units; for Ms. Narwold, 8,093 units; and, for Mr. Wetula, 2,435 units.

(b)	Includes shares issuable upon exercise of options that are exercisable as of March 28, 2005 or became exercisable within 60 days thereafter as follows: for Mr. Shular, 367,000 options, all of which are out-of-the-money; for Mr. De Gasperis, 243,500 options, all of which are out-of-the-money; for Mr. Mason, 217,000 options, all of which are out-of-the-money; for Ms. Narwold, 197,579 options, all of which are out-of-the-money; for Mr. Wetula, 167,300 options, all of which are out-of the money; for Mr. Cartledge, 49,830 options, 37,030 of which are out-of-the-money; for Ms. Cranston, 49,531 options, 36,731 of which are out-of-the-money; for Mr. Hall, 47,650 options, 34,850 of which are out-of-the-money; for Mr. Layman, 18,635 options, 3,500 of which are out-of-the-money; for Ms. McClean, 26,621 options, 13,821 of which are out-of-the-money; for Mr. Nahl, 52,030 options, 39,230 of which are out-of-the-money; for Mr. Riddick, 5,921 options, all of which are out-of-the-money; and for directors and named executive officers as a group, 1,442,597 options, 1,363,462 of which are out-of-the-money.

(c)	Based solely upon the number of shares reported in the most recent amended Schedule 13G, Schedule 13D or Schedule 13F filed through March 28, 2005 by such stockholder with the SEC. Such stockholder may be part of a group which filed a Schedule 13G or Schedule 13D jointly. We have not made any independent determination as to beneficial ownership of any such stockholders and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(d)	Includes 7,543,422 shares issuable upon conversion of our 1 5/8% Convertible Senior Debentures.

(e)	Includes 11,500 shares owned by Mr. De Gasperis’ spouse.

(f)	Includes 2,000 shares owned by the Mary & Harold Cranston Family Trust, of which Ms. Cranston is Trustee.

(g)	Includes 10,000 shares owned by Ms. McClean’s spouse and 3,400 shares held by Ms. McClean’s individual retirement account, all of which Ms. McClean disclaims beneficial ownership.